EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT is made and entered into as of this 6th day of March, 1998, by and between UNIVERSAL BEVERAGES HOLDINGS CORPORATION, a Florida corporation (the "Company"), and MARSHA FLAIGE (the "Executive").

                                   WITNESSETH:
                                   -----------

         WHEREAS, pursuant to a Stock Purchase Agreement of even date herewith (the "Acquisition Agreement"), the Company has acquired all of the stock of Universal Beverages, Inc., a Florida corporation ("UBI"), which is owned in part by Executive; and

         WHEREAS, the parties wish to provide for the employment of the Executive by the Company from and after the Company's purchase of UBI, all on the terms and conditions herein set forth;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company's acquisition of UBI, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Employment. The Company hereby employs Executive for a term of three
(3) years (the "Employment Term"), commencing on the date hereof, to serve as President of the Company and to perform such services and duties as the Board of Directors of the Company may from time to time designate, Executive hereby accepts such employment. Executive hereby agrees that during the term of his employment hereunder, he shall devote his full time to the diligent performance of his duties hereunder and shall not engage in any venture or activity that may result in adverse publicity for the Company or its affiliates, or that may interfere with Executive's performance of his duties hereunder, noting that Executive is not prohibited from owning other businesses or providing consulting services in other capacities subject to the limitations set forth herein.

         2. Compensation and Benefit. The Company shall pay Executive the compensation and other amounts set forth below:

                  a. The Company shall pay Executive an annual salary of $60,000.00, payable in equal installments according to the Company's regular payroll practices and subject to such deductions as may be required by law.

                  b. Executive: (i) shall be entitled to receive all health and dental insurance and retirement benefits available from time to time to other officers of the Company; (ii) shall be entitled to reimbursement for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties hereunder, including but not limited to travel! and entertainment expenses (such expenses shall be reimbursed by the Company, from time to time, upon presentation of appropriate receipts therefor); and (iii) shall be entitled to four (4) weeks' paid vacation each fiscal year, provided however, that any vacation time not taken during any calendar year shall not be paid or carried over into any other calendar year.

                  c. The Company shall pay Executive an annual bonus in an amount determined in the discretion of the Board of Directors.

                  d. Executive shall receive options to purchase common stock, par value $.01 per share (the "Common Stock"), of the Company in such amounts at such times, and on such other terms as agreed upon by the Company's Board of Directors.

         3. Termination. Executive's employment pursuant to this Agreement shall be terminated by the first to occur of the following events. Except as expressly provided in Section 3.1 below, the Company shall be released from all obligations hereunder upon any such termination, including without limitation, the obligation to compensate Executive pursuant to Section 2 hereof.

                  a. The death of Executive.

                  b. The Complete Disability of Executive. "Complete Disability" as used herein shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity (other than incapacity or illness resulting from Executive's performance of his duties hereunder) to perform the services provided for in this Agreement for an aggregate of one hundred twenty
(120) days within any period of twelve (12) consecutive months during the term hereof.

                  c. The discharge of Executive by the Company for Cause. "Cause" as used herein shall mean: (i) Executive's substance abuse, alcoholism, or conviction of a crime involving moral turpitude; (ii) acts of fraud by Executive against the Company or its affiliates or in connection with their business; or (iii) if Executive resigns or abandons his employment.

         3.1 In the event of termination for Executive's death or Complete Disability, Executive or his personal representatives and successors shall continue to receive the salary payable under Section 2(a) of this Agreement for a period of one (1) year following the date of such termination provided, such one year period shall not extend beyond the original three year term of this Agreement.

         4.       Miscellaneous.
                  --------------

                  a. Modification and Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof, provided, however, that any such waiver shall be in writing and signed by the waiving party, and no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion. This Agreement may be modified or amended only by a writing signed by all of the parties hereto.

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

                  b. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. Each of the parties hereto hereby submits to the jurisdiction of any federal or state court sitting in Duval County, Florida, for the purpose of any action arising out of or relating to this Agreement (an "Action"), and the parties agree that all such actions shall be heard and determined in such Florida federal court or in such state court. Each of the parties hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in Duval County, Florida. In the event: any legal proceedings are filed to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees and court costs.

                  c. Successors and Assigns. This Agreement requires the personal services of, and shall not be assignable by, Executive. This Agreement shall be assignable by the Company without Executive's consent. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns.

                  d. Section Captions. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  e. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

                  f. Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provide for.

                  g. Interpretation. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals the day and year first above written.

                                                 UNIVERSAL BEVERAGES HOLDINGS
                                                 CORPORATION

                                                 By: /s/ Cydelle Mendius
                                                     -----------------------
                                                 Name: Cydelle Mendius
                                                 Title: President

                                                 /s/ Marsha Flaige
                                                 -----------------------
                                                 MARSHA FLAIGE


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